UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 2, 2014

CAS MEDICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS

CAS Medical Systems, Inc. (“CASMED”) announced today that a settlement was reached with Nellcor Puritan Bennett, LLC (“Nellcor”) with respect to the previously disclosed action filed by Nellcor against CASMED on December 29, 2011 in the United States District Court for the Eastern District of Michigan alleging (i) breach of the settlement agreement with respect to a prior litigation matter between the parties, (ii) violation of the Lanham Act, (iii) common law unfair competition, and (iv) trade libel (the “Litigation”).

Pursuant to the confidential settlement, CASMED shall make a payment of $275,000 to Nellcor and give up its claims against Nellcor for legal fees, in exchange for an agreement by Nellcor to dismiss the Litigation with prejudice and to provide CASMED with certain covenants not to sue with respect to certain comparative advertising matters.  The settlement does not restrict CASMED’s current or future comparative advertising of its FORE-SIGHT cerebral oximeter versus Nellcor’s INVOS® oximeter.  The parties also exchanged customary mutual releases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: July 2, 2014	By:	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer